SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A
                                 Amendment No. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 TELEBYTE, INC.
             (Exact Name of registrant as specified in its Charter)

                Delaware                                          11-2510138
(State of incorporation or organization)             (I.R.S. Employer Identification No.)

                                270 Pulaski Road
                            Greenlawn, New York 11740
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.|_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.|X|

Securities Act registration statement file number to which this form relates:
Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $0.01 per share

                                (Title of class)

      The undersigned Registrant hereby amends Items 1 and 2 of its Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 23, 1984.

Item 1. Description of Registrant's Securities to be Registered.

      Item 1 is deleted in its entirety and the following substituted therefor:

      Registrant's authorized capital stock consists of 9,000,000 shares of Common Stock, $0.01 par value ("Common Stock"). At March 15, 2002, there were 1,253,631 shares of Common Stock outstanding. All such outstanding shares of Common Stock are fully paid and non-assessable.

      Each Holder of Common Stock entitled to vote in accordance with the terms of the Registrant's Certificate of Incorporation and in accordance with the provisions of the Registrant's By-Laws shall be entitled to one vote, in person or by proxy, for each share entitled to vote held by each Holder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Except as otherwise required by law, by the Registrant's Certificate of Incorporation or by the Registrant's By-Laws, the presence in person or by proxy of Holders holding a majority of the shares of Common Stock entitled to vote shall constitute a quorum at all meetings of the Holders. Upon the demand of any Holder, the vote for directors and the vote upon any question before any meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Registrant's Certificate of Incorporation or the laws of the State of Delaware. Holders of Common Stock do not have cumulative voting rights.

      Subject to the provisions of the Registrant's Certificate of Incorporation, Holders of Common Stock shall be entitled to receive such dividends as the Registrant's Board of Directors may from time to time declare out of funds of the Registrant legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of the Registrant, Holders of Common Stock shall be entitled to share ratably in all of the assets of the Registrant to the extent assets are legally available for distribution. Holders of Common Stock have no preemptive rights.

Item 2. Exhibits.

      (a)   Specimen of certificate representing Common Stock of Telebyte, Inc.

      (b) Certificate of Incorporation, dated June 24, 1999, and Certificate of Ownership and Merger, dated June 25, 1999.

      (c)   By-laws of Telebyte, Inc.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 16, 2002

                                               TELEBYTE, INC.
                                               (Registrant)

                                               By:  /s/ Kenneth S. Schneider
                                                   -------------------------
                                                   Kenneth S. Schneider
                                                   Chairman of the Board


                                               By:  /s/ Michael Breneisen
                                                   -------------------------
                                                    Michael Breneisen
                                                    President

                                  EXHIBIT INDEX

                                      Item

(a) Specimen of certificate representing Common Stock of Telebyte, Inc.(1), Formerly known as Telebyte Technology, Inc.

(b) Certificate of Incorporation, dated June 24, 1999 and Certificate of Ownership and Merger, dated June 25, 1999. (2)

(c)   Bylaws.(1)


----------
(1) Filed herewith.

(2) Incorporated by reference to Exhibit 3(C) and Exhibit 3(E) to the Annual Report of Telebyte, Inc. on Form 10-KSB (File No. 0-11883) filed with the Securities and Exchange Commission on March 31, 2000 for the fiscal year ended December 31, 1999.

                                   Exhibit (a)

                             (Front of Certificate)

NUMBER                             [   LOGO  ]                            SHARES
 TT  2711                                                                   YYYY

6137          INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

TT0002615                                                      CUSIP 879260 10 7

                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS


This
Certifies    XXXXXXX                                            ******YYYY******
 That                                                           *******YYYY*****
                                                                ********YYYY****
                                                                *********YYYY***
                                                                **********YYYY**
                                                                ***********YYYY*

0000010072

                     **YYYYYYYYYY**

is the
owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF $.01 PER SHARE OF

                            TELEBYTE TECHNOLOGY, INC.

(hereinafter called the "Corporation") transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                       (DATE)
Dated:            613700911 TR


[ CORPORATE SEAL.]

                                     [SIGNATURE]                     [SIGNATURE]
                                      SECRETARY                       PRESIDENT

                              (Back of Certificate)

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in common          UNIF GIFT MIN ACT-_______Custodian_______
TEN ENT- as tenants by the entireties                    (Cust)          (Minor)
JT TEN- as joint tenants with right of             under Uniform Gifts to Minors
        Survivorship and not as tenants                 Act____________
        in common                                             (State)


     Additional abbreviations may also be used though not in the above list.

        For value received______hereby sell,assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER
              IDENTIFYING NUMBER OF ASSIGNEE


________________________________________________________________________________
        (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE,
                                  OF ASSIGNEE)
________________________________________________________________________________

________________________________________________________________________________

        __________________________________________________________________shares of the capital stock represented by the within Certificate,and do hereby irrevocably constitute and appoint__________________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________


                      __________________________________________________________
               NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE
                       NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

                                   Exhibit (c)

                                     BY-LAWS

                                       OF

                                 TELEBYTE, INC.

                              Adopted April 3, 2002


                                    ARTICLE I

                                     OFFICES

      SECTION 1. REGISTERED OFFICE. - The registered office shall be established and maintained at c/o United Corporate Services, Inc., 15 East North Street, Dover. Delaware 19901 and the United Corporate Services, Inc. shall be the registered agent of this corporation in charge thereof.

      SECTION 2. OTHER OFFICES. - The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      SECTION 1. ANNUAL MEETINGS. - Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of meeting.

      If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

      SECTION 2. OTHER MEETINGS. - Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.


      SECTION 3. VOTING - Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by each stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation of the laws of the State of Delaware.

      A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      SECTION 4. QUORUM - Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting form time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      SECTION 5. SPECIAL MEETINGS - Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, who is the Chief Executive Officer, President, Secretary, Treasurer or by resolution of the directors.

      SECTION 6. NOTICE OF MEETINGS - Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat, at his address as it appears on the records of the corporation, not less than ten nor more than sixty days, before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

      SECTION 7. ACTION WITHOUT MEETING - Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

      SECTION 1. NUMBER AND TERM - The number of directors shall be four (4). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. A director need not be a stockholder.

      SECTION 2. RESIGNATIONS - Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board of Directors, who is the Chief Executive Officer, the Secretary or by a majority of the Board of Directors. The acceptance of a resignation shall not be necessary to make it effective.

      SECTION 3. VACANCIES - If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

      SECTION 4. REMOVAL -Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

      SECTION 5. INCREASE OF NUMBER - The number of directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

      SECTION 6. POWERS - The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-Laws conferred or reserved to the stockholders.

      SECTION 7. COMMITTEES - The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

      Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation, and unless the resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

      At a minimum the Board of Directors will have two (2) committees; an Audit Committee and a Compensation Committee. Both of these committees will have majority of members who are outside members of the Board of Directors and derive no compensation from the corporation.

      SECTION 8. MEETINGS - The newly elected Board of Directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent, in writing, of all directors.

      Unless restricted by the incorporation document or elsewhere in these By-Laws, members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

      Regular meetings of the Board of Directors may be scheduled by a resolution adopted by the Board. The Chairman of the Board of Directors or the President or Secretary may call and if requested by any two directors, must call a special meeting of the Board and give five days notice by mail or two days notice personally or by Fax to each director. Notice may be waived by a unanimous consent at the time of the meeting. The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of stockholders.

      SECTION 9. QUORUM - A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

      SECTION 10. COMPENSATION - Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expense of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation thereof.

      SECTION 11. ACTION WITHOUT MEETING - Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors, or of such committee s the case may be, and such written consent is filed with the minutes of proceeding of the Board of Directors or committee.

                                   ARTICLE IV

                                    OFFICERS

      SECTION 1. OFFICERS - The officers of the corporation shall be a Chairman of the Board of Directors, a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect one or more Vice-Presidents and such Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first regular meeting of the Board of Directors after each annual meeting. More than two officers may be held by the same person.

      SECTION 2. OTHER OFFICERS AND AGENTS - The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

      SECTION 3. CHAIRMAN OF THE BOARD OF DIRECTORS- The Chairman of the Board of Directors shall be the Chief Executive Officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer of a corporation. He shall preside at all meetings of the stockholders if present thereat and of the Board of Directors.

      SECTION 4. PRESIDENT- The President shall be the Chief Operating Officer. He shall report to the Chairman of the Board of Directors. All management personnel of the corporation, other than the Chairman of the Board of Directors, shall report either directly or indirectly to the President. He shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Assistant Secretary.

      SECTION 5. VICE PRESIDENT- Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

      SECTION 6. TREASURER- The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

      The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the Chairman of the Board of Directors or the President taking proper vouchers for such disbursement. He shall render to the Chairman of the Board of Directors or the President or the Board of Directors at the regular or special meetings or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

      SECTION 7. SECRETARY- The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by the law or by these By-Laws, and in case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the Chairman of the Board of Directors or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall cause to be recorded all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the Chairman of the Board of Directors. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the Chairman of the Board of Directors, and attest the same.

         SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES- Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively by the directors.

                                    ARTICLE V

                                  MISCELLANEOUS

      SECTION 1. CERTIFICATES OF STOCK- A certificate of stock, signed by the Chairman of the Board of Directors, President, Secretary of Treasurer, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. When such certificates are countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimile.

      SECTION 2. LOST CERTIFICATES - A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

      SECTION 3. TRANSFER OF SHARES - The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificate shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

      SECTION 4. STOCKHOLDERS RECORD DATE - (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall precede the date upon which the resolution fixing the record is adopted by the Board of Directors.

      (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing a record date is adopted.

      SECTION 5. DIVIDENDS - Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefore at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the corporation.

      SECTION 6. SEAL - The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "Corporate Seal, Delaware, 1999." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced otherwise.

      SECTION 7. FISCAL YEAR - The fiscal year of the corporation shall be determined by resolution of the Board of Directors. In the absence of any such resolution the fiscal year will be coincident with the calendar year.

      SECTION 8. CHECKS - All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

      SECTION 9. NOTICE AND WAIVER OF NOTICE - Whenever any notice to a stockholder is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage, prepaid, addressed to the person entitled thereto at his address as it appears in the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

      Whenever any notice to a stockholder whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI

                                   AMENDMENTS

      These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal of By-Law or By-Laws to be contained in the notice of the special meeting, or by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, if notice of the proposed alteration or repeal of By-Law or By-Laws to be made, be contained in the notice of such special meeting.

                                   ARTICLE VII

                                 INDEMNIFICATION

      No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.